As filed with the Securities and Exchange Commission on September 30, 2012

Registration No. 333-166983
 U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-1
Registration Statement under the Securities Act of 1933

Healthway Shopping Network, Inc.
(Name of issuer in its charter)

Florida	3661 & 3669	75-3262502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Healthway Shopping Network, Inc.
802 Old DixieHwy #2
Lake Park, FL  33403
(561) 842-9944
(Address and telephone number of principal executive offices)

Cleveland Gary, CEO
802 Old Dixie Hwy #2, Lake Park,, FL 33403
(Name, address and phone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

HEALTHWAY SHOPPING NETWORK INCORPORATED

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-166983), declared effective by the Securities and Exchange Commission on March 19, 2012. Healthway Shopping  Network Incorporated is closing out the offering that was commenced on March 19th, 2012, the offering is now closed. The Company sold 15,571 Shares in the offering. The remaining Shares (7,484,429) that were registered in the S-1 document are no longer for sale.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Lake Park, Florida, on September 30, 2012.

HEALTHWAY SHOPPING NETWORK, INCORPORAYED

By:	/s/ Cleveland Gary
Cleveland Gary, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Cleveland Gary	Dated: September 30, 2012
Cleveland Gary
Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

/s/ Carolyn Shiver	Dated: September 30, 2012
President and Director